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                SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                             FORM 8-K

                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) December 6, 1996


               Brauvin Income Properties L. P. 6
       (Exact name of registrant as specified in its charter)


        Delaware           0-16857                 36-1276801
    (State or other       (Commission             (IRS Employer
    jurisdiction of      File Number)           Identification
      organization)                                  Number)


150 South Wacker Drive,  Suite 3200,  Chicago, Illinois      60606
   (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code(312) 443-0922


                         Not Applicable
   (Former name or former address, if changed since last report)

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Item 4. Changes in Registrant's Certifying Accountant

  On December 6, 1996, Brauvin Income Properties L.P. 6 (the "Partnership") dismissed Ernst & Young LLP as its independent accountant. Ernst & Young LLP's report on the financial statements for either of the past two years did not contain an adverse opinion or disclaimer of opinion and was not modified as to uncertainty, audit scope or accounting principles. The decision to change the Partnership's accountant was made at the recommendation of the General Partners to reduce the costs associated with the audit. In the Partnership's fiscal years ended 1994 and 1995 and the subsequent interim period preceding the dismissal there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which would have caused Ernst & Young LLP to
make reference to the  matter in their report.   There were no
reportable events as that term is described in Item 304(a)(1)(iv)(B) of Regulation S-B.

  On December 6, 1996, the Partnership engaged Deloitte & Touche LLP as its independent accountant. The decision to engage Deloitte & Touche LLP was made following consideration by the General Partners. Neither the Partnership (nor someone on its behalf) consulted Deloitte & Touche LLP regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Partnership's financial statements; or (ii) any matter that was either the subject of a disagreement or a reportable event.

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                            SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                       BRAUVIN INCOME PROPERTIES L.P. 6

                 By:           Brauvin 6, Inc.

                       Its Corporate General Partner

                 By:        /s/ Jerome J.  Brault


                            Jerome J. Brault, Chairman of the Board,
                            President and Chief Executive Officer

                 Dated:        December 11, 1996



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